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                                 EXHIBIT 23.1

          CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the reference to our firm under the captions "Selected Financial Data" and "Experts" and to the use of our report dated March 5, 1998 (except
Note 16, as to which the date is April 10, 1998), in Amendment No. 2 to the Registration Statement (Form S-1 No. 333-47565) and related Prospectus of Caliber Learning Network, Inc. for the Registration of 5,400,000 shares of its common stock.

                                        /s/ ERNST & YOUNG LLP

Baltimore, Maryland
April 10, 1998